Exhibit 99.1

Third Quarter News Release and Statistical Supplement (Unaudited)

October 31, 2006

INVESTOR RELATIONS CONTACT:	Neal Fuller, 206-545-5537
MEDIA RELATIONS CONTACT:	Paul Hollie, 206-545-3048

SAFECO’S THIRD-QUARTER RESULTS REFLECT CONSISTENTLY

STRONG UNDERWRITING AND CONTINUED INVESTMENT

FOR THE FUTURE

SEATTLE—(Oct. 31, 2006)—

Highlights

•	Net income of $255.7 million for the quarter

•	After-tax gains of $79.7 million on sale of real estate

•	Strong underwriting results across all lines

•	Significant progress toward 2006 expense-savings target

Summary Financial Results, after tax (In millions except per-share data)	3 Months Ended September 30		9 Months Ended September 30

	2006	2005	2006	2005
Net Income	$255.7	$101.1	$663.6	$500.4
Gains on Sale of Real Estate	$79.7	$—	$101.0	$—
Loss on Debt Repurchases	$—	$(2.6)	$—	$(2.6)
Contribution to Safeco Insurance Foundation	$(19.5)	$—	$(19.5)	$—
*Net Realized Investment Gains	$25.2	$5.9	$10.2	$37.1
**Operating Earnings	$170.3	$97.8	$571.9	$465.9
Net Income Per Diluted Share of Common Stock	$2.20	$0.80	$5.56	$3.91
Weighted Average Shares Outstanding (Diluted)	116.3	126.6	119.4	127.9

*	Includes the $29.2 million gain on securities donated to the Safeco Insurance Foundation.
**	Operating Earnings is net income excluding gains on sale of real estate, loss on debt repurchases, contribution to Safeco Insurance Foundation and net realized investment gains. Measures used in this news release that are not based on U.S. generally accepted accounting principles (GAAP) are defined and reconciled to the most directly comparable GAAP measure in our Form 8-K available through the SEC and online at http://www.safeco.com/irsupplements.

Safeco (NASDAQ: SAFC) today reported strong third-quarter results, reflecting continued underwriting discipline and significant progress toward becoming a more efficient carrier.

The company produced record net income for third-quarter 2006 of $255.7 million, or $2.20 per diluted share. This compares with net income of $101.1 million, or $0.80 per diluted share, for the same quarter last year. Third-quarter results include $79.7 million, or $0.69 per diluted share, in after-tax gains on the sale of real estate. Last year’s results included $115.8 million, or $0.91 per diluted share, of after-tax catastrophe losses, primarily from Hurricanes Katrina and Rita.

Operating earnings – which exclude the after-tax gains on sales of real estate of $79.7 million, a $19.5 million after-tax contribution to Safeco’s newly created Safeco Insurance Foundation, and after-tax net realized investment gains of $25.2 million – were $170.3 million for the quarter, compared with $97.8 million in the prior-year period.

After-tax net realized investment gains for the third quarter include a gain of $29.2 million resulting from the contribution of equity securities to the Safeco Insurance Foundation. After-tax net realized investment gains were $5.9 million in the same period of 2005.

“Consistency remains the keynote of Safeco’s performance,” said Paula Rosput Reynolds, Safeco president and chief executive officer. “Business process improvement, capital management and market development are all on track. We are making the investments today to assure Safeco’s continued strong performance.”

Safeco’s overall property and casualty (P&C) combined ratio was 88.7 for the quarter versus 97.5 in the same quarter last year. (Combined ratio is the percentage of each premium dollar spent on claims and expenses – the lower the ratio, the better the performance.)

Pretax catastrophe losses for the third quarter were $22.5 million compared with $178.1 million a year ago, which were related primarily to Hurricanes Katrina and Rita. Excluding catastrophe losses, the overall combined ratio was 87.1 for the quarter, compared with 86.1 for the third quarter of 2005.

Safeco’s annualized return on equity (ROE) for the third quarter was 24.9 percent. Annualized operating ROE – measured using operating earnings and excluding from equity unrealized gains or losses on fixed-maturity securities – was 16.9 percent for the quarter.

Total revenues in the third quarter were $1.66 billion, compared with $1.59 billion a year ago. Operating revenues, which exclude net realized investment gains or losses and real estate sale gains, were $1.51 billion for the quarter, compared with $1.58 billion during the same period in 2005.

Net written premiums were $1.4 billion for the third quarter, a 3.8 percent decrease from the year-ago period. Net earned premiums were $1.4 billion for the quarter, a 5.3 percent decrease compared with a year ago. The year-over-year comparisons are affected by the April 2006 sale of Safeco Financial Institution Solutions (SFIS), the company’s lender-placed property business. Excluding SFIS premiums for both periods, net written premiums in the third quarter declined 1.6 percent from the same quarter in 2005, and net earned premiums declined 3.0 percent compared with the prior-year period.

P&C pretax net investment income for the quarter was $121.0 million, an increase of 4.9 percent compared with the same period last year. P&C after-tax net investment income was $93.1 million, an increase of 9.5 percent compared with year-ago levels.

Expense Savings/Restructuring

Safeco has made progress toward achieving its previously disclosed annual run rate reduction target of $75.0 million. Specifically, through the end of the third quarter, the company had taken steps that will generate an estimated annualized savings of $70 million, including $31 million in personnel expense reductions and $15 million in lower occupancy costs. The savings will be reinvested in the business to improve Safeco’s competitive positioning, including an estimated $45 million annualized increase in the renewal commissions paid to independent agents.

Safeco recorded pretax restructuring and asset impairment charges of $20.6 million and other costs of executing on the company’s 2006 goals. This comes as a result of expense-reduction activities and the real-estate consolidation actions taken during the third quarter. Safeco previously announced a range of expected restructuring charges of $10-30 million for 2006 related to the expense-savings actions. The company now expects these restructuring charges to total $26 million for the year, including additional charges of approximately $5 million in the fourth quarter. Safeco plans to announce additional expense-savings targets for 2007 early next year.

Safeco Personal Insurance

Safeco Auto reported a quarterly pretax underwriting profit of $80.1 million, compared with $51.3 million in the same period last year. Auto’s combined ratio was 88.2 in the quarter, compared with 92.8 a year ago. Contributing to the 2006 result was $22.6 million of favorable prior-year reserve development. The 2005 result reflected $24.7 million of favorable prior-year reserve development. Both favorable developments were the result of lower-than-expected bodily injury claims. Pretax catastrophe losses for the quarter were $4.5 million, compared with $12.9 million last year.

Auto net written premiums declined 6.1 percent in the quarter compared with third-quarter 2005. Policies in force (PIF) decreased 4.3 percent in the third quarter from year-ago levels though preferred Auto PIF was down only 0.9 percent. Reflecting competitive market conditions, new-business policies decreased 23.8 percent compared with the same quarter in 2005. Retention was slightly lower than a year ago, but increased from the second quarter of 2006.

Safeco Property, which includes homeowners, landlord protection and related coverages, produced a quarterly pretax underwriting profit of $53.1 million, compared with $17.2 million in the same period a year ago. Property’s combined ratio was 76.8 in the quarter, compared with 92.4 in the same quarter of 2005. Contributing to the 2006 result was $12.8 million of favorable prior-year reserve development. The 2005 result was affected by $5.4 million of favorable prior-year reserve development. Third-quarter 2006 results include $17.2 million in pretax catastrophe losses, compared with $61.3 million a year ago.

Property net written premiums increased 5.7 percent in the quarter compared with a year ago, while PIF was up 0.8 percent from prior-year levels. Excluding Florida, where Safeco is concluding its exit of the personal property market, PIF was up 2.5 percent. New-business policies increased 36.0 percent compared with the same period last year, and retention was steady. Third-quarter 2006 policy counts benefited from the acquisition of approximately 13,000 homeowners policies of a competitor that was placed under regulatory supervision.

Safeco Business Insurance

Safeco Business Insurance (SBI) reported a pretax underwriting profit of $33.4 million in the third quarter, compared with a $19.5 million loss for the same period in 2005. The third-quarter combined ratio was 91.1, compared with 104.6 a year ago.

SBI Regular – Safeco’s core commercial line serving small- to mid-sized businesses – reported a pretax underwriting profit of $28.7 million in the quarter, compared with $0.9 million for the same period last year. SBI Regular’s combined ratio was 90.8 in the quarter, compared with 99.7 in the same period last year. Third-quarter results include $0.7 million in pretax catastrophe losses, compared with $56.2 million in the prior-year period.

SBI Regular net written premiums during the third quarter were down 0.2 percent compared with the same period last year. SBI Regular PIF was down 0.7 percent compared with year-ago levels. New-business policies issued for the quarter increased 3.8 percent compared with the same quarter last year, and the retention rate of existing customers was 78.6 percent, compared with 80.2 percent for the same period in 2005.

SBI Regular net written premiums were up 5.7 percent in the small commercial product lines delivered over the Safeco Now® automated underwriting platform.

Safeco’s Special Accounts Facility, which writes selected large-commercial accounts and three specialty commercial programs, reported a pretax underwriting profit of $4.7 million in the quarter. This compares with a $20.4 million pretax underwriting loss in last year’s third quarter. The Special Accounts Facility’s combined ratio was 92.8 in the period, compared with 119.4 last year. Excluding SFIS, the combined ratio was 86.8, compared with 94.2 in 2005.

“We are encouraged by the underlying fundamentals of our personal and commercial products. Property growth is up, automated commercial lines are growing, and our Auto line showed some improvement,” said Michael Hughes, Safeco executive vice president of Insurance Operations.

Surety

Safeco Surety reported a pretax underwriting profit of $19.4 million in the quarter, compared with $13.7 million for the same period in 2005. Surety’s combined ratio was 74.2 for the third quarter, compared with 79.5 a year ago. Third-quarter net written premiums grew 13.0 percent compared with the same period last year.

P&C Other

The P&C Other segment, which includes results from operations that Safeco has exited or placed in runoff, had a pretax underwriting loss of $31.9 million in the third quarter, compared with an underwriting loss of $18.6 million in the same quarter of 2005. The losses largely reflect unfavorable prior-year reserve development for asbestos claims and general liability coverage for churches.

Corporate and Capital Management

On September 30, 2006, Safeco completed the previously announced sale of its Seattle headquarters building complex and recognized a pretax gain of $107.4 million ($69.8 million after tax). The company also recognized a pretax gain of $15.2 million ($9.9 million after tax) on the sale of other real estate.

During the third quarter of 2006, Safeco repurchased 1.6 million shares – or 1.4 percent of its outstanding common stock – at an average price of $55.64, for a total cost of $86.4 million. At quarter end, Safeco has 8.4 million shares remaining under board-approved share repurchase authorizations.

Also during the quarter, the company funded its newly established Safeco Insurance Foundation with a tax-deductible donation of $30.0 million in highly appreciated equities. The foundation will further solidify the company’s commitment to the communities it serves.

On September 27, 2006, Safeco announced plans to transfer the listing of its stock to the New York Stock Exchange, under the ticker symbol “SAF”, beginning on November 30, 2006.

Additional Financial Information Available

Safeco uses both GAAP and non-GAAP financial measures to track the performance of its operations. The definition of each non-GAAP measure and reconciliation to the most directly comparable GAAP measure are included in Safeco’s Form 8-K that will be furnished to the U.S. Securities and Exchange Commission today.

The Form 8-K will include this news release and Safeco’s summary financial results, consolidated statements of income and balance sheets in the company’s third-quarter financial supplement.

Safeco’s third-quarter press release, financial supplement and Form 8-K are available online at http://www.safeco.com/irsupplements.

Management Reviews Results on Webcast

Safeco’s senior management team will discuss the company’s third-quarter performance with analysts today at 11 a.m., Eastern Time (8 a.m., Pacific Time). The conference call will be broadcast live on the Internet at http://www.safeco.com/irwebcast and archived later in the day for replay.

Safeco, in business since 1923, is a Fortune 500 property and casualty insurance company based in Seattle. The company sells insurance to drivers, home owners and owners of small- and mid-sized businesses principally through a national network of independent agents and brokers.

More information about Safeco can be found at www.safeco.com.

###

FORWARD-LOOKING INFORMATION CONTAINED IN THIS

NEWS RELEASE IS SUBJECT TO RISK AND UNCERTAINTY

Forward-looking information contained in this release is subject to risk and uncertainty. Information contained in this release that relates to Safeco’s anticipated financial performance, business prospects and plans, and similar matters are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Statements in this release that are not historical information are forward-looking. Our business is subject to certain risks and uncertainties that may cause actual results to differ materially from those suggested by the forward-looking statements in this release, including changes in general economic and business conditions in the insurance industry, and changes in our business strategies. Additional information on factors that may impact these forward-looking statements can be found in Item 1A “Risk Factors” in our 2005 Annual Report on Form 10-K.

Financial Supplement

Third Quarter, 2006

On January 1, we made minor revisions to our segments, which are more reflective of how these segments are managed. Our Asbestos and Environmental results, previously in SBI Regular and SBI Special Accounts Facility, are now included in P&C Other. P&C Other includes results for large commercial business accounts and commercial specialty programs in runoff, and other product lines that we have exited. All prior periods have been restated to reflect the revised presentation.

This report is for informational purposes only. The financial statements and financial exhibits included in this supplement are unaudited. These financial statements and financial exhibits should be read in conjunction with the financial statements filed with the Securities and Exchange Commission in the Company’s quarterly 10-Q and annual 10-K filings.

Neal Fuller

Vice President – Finance & Treasurer

206-545-5537

neaful@safeco.com

Karin G. Van Vleet

Director, Investor Relations

206-925-1382

karinv@safeco.com

Safeco Corporation - October 31, 2006 - Page SS-9

Financial Measures Used by Safeco

(Amounts are in millions, except ratio and per share information.)

How We Report Our Results

Property & Casualty (P&C) businesses include the following segments:

Safeco Personal Insurance (SPI)

Auto

Property

Specialty

Safeco Business Insurance (SBI)

SBI Regular

SBI Special Accounts Facility

Surety

P&C Other

Corporate includes all other activities, primarily the financing of our business activities.

Certain reclassifications have been made to the prior-year amounts to conform to the current-year presentation.

In addition to financial measures presented in the consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP), we also use certain non-GAAP financial measures to analyze and report our financial results. Management believes that these non-GAAP measures, when used in conjunction with the consolidated financial statements, can aid in understanding our financial condition and results of operations. These non-GAAP measures are not a substitute for GAAP measures, and where these measures are described we provide tables that reconcile the non-GAAP measures to the GAAP measures reported in our consolidated financial statements.

Operating Revenues

Operating revenues is a non-GAAP financial measure used by management to analyze the revenues of our operations. It excludes net realized investment gains that can fluctuate significantly and distort a comparison between periods. It also excludes gains on real estate sales. The following table provides a reconciliation of operating revenues to revenues, the most directly comparable GAAP measure.

	Three Months Ended September 30		Nine Months Ended September 30
	2006	2005	2006	2005
Total Revenues	$1,659.9	$1,585.6	$4,757.4	$4,756.8
Net Realized Investment Gains	(22.9)	(3.9)	(0.6)	(51.2)
Gain on Sales of Real Estate	(122.6)	—	(155.4)	—

Operating Revenues	$1,514.4	$1,581.7	$4,601.4	$4,705.6

Safeco Corporation - October 31, 2006 - Page SS-10

Operating Earnings

Operating Earnings is a non-GAAP financial measure that we use to assess the profitability of our operations. In the determination of Operating Earnings, we exclude net realized investment gains, gains on real estate sales and contributions to Safeco Insurance Foundation from Net Income. Net realized investment gains can fluctuate significantly and distort a comparison between periods. In the third quarter of 2005, we also excluded loss on debt repurchases. The following table reconciles Operating Earnings to Net Income, the most directly comparable GAAP measure.

	Three Months Ended September 30		Nine Months Ended September 30
	2006	2005	2006	2005
Net Income	$255.7	$101.1	$663.6	$500.4
Net Realized Investment Gains, Net of Taxes	(25.2)	(5.9)	(10.2)	(37.1)
Gain on Sales of Real Estate, Net of Taxes	(79.7)	—	(101.0)	—
Contribution to Safeco Insurance Foundation	19.5	—	19.5	—
Loss on Debt Repurchases, Net of Taxes	—	2.6	—	2.6

Operating Earnings	$170.3	$97.8	$571.9	$465.9

Operating Return on Equity

Operating Return on Equity is a ratio we calculate using non-GAAP measures. It is calculated by dividing the annualized operating earnings (see calculation below) for the most recent quarter by the average shareholders’ equity for the quarter using a simple average of the beginning and ending balances for the quarter, excluding from equity after-tax unrealized investment gains on fixed maturities. This ratio provides management with an additional measure to evaluate our results excluding the unrealized changes in the valuation of our fixed maturities portfolio that can fluctuate between periods. The following table reconciles operating return on equity to return on equity, the most directly comparable GAAP measure.

(ANNUALIZED)	Three Months Ended September 30		Nine Months Ended September 30
	2006	2005	2006	2005
Net Income	$255.7	$101.1	$663.6	$500.4

Average Shareholders’ Equity	4,107.4	4,118.2	4,197.3	3,964.3
Return on Equity Based on Annualized Net Income	24.9%	9.8%	21.1%	16.8%

Operating Earnings	$170.3	$97.8	$571.9	$465.9

Average Shareholders’ Equity	$4,107.4	$4,118.2	$4,197.3	$3,964.3
Unrealized Fixed Maturities Investment Gains, Net of Taxes	69.3	168.1	119.9	170.9

Adjusted Average Shareholders’ Equity	$4,038.1	$3,950.1	$4,077.4	$3,793.4
Operating Return on Equity	16.9%	9.9%	18.7%	16.4%

Safeco Corporation - October 31, 2006 - Page SS-11

Net Written Premiums

Net written premiums are a non-GAAP measure representing the amount of premium charged for policies issued with effective dates during the period. Premiums are reflected as revenue in the Consolidated Statements of Income as they are earned over the underlying policy period. Net written premiums applicable to the unexpired term of a policy are recorded as unearned premiums on our Consolidated Balance Sheets. We view net written premiums as a measure of business production for the period under review and as a leading indicator of net earned premiums. The following table reconciles net written premiums to net earned premiums, the most directly comparable GAAP measure on our Consolidated Statements of Income.

	Three Months Ended September 30		Nine Months Ended September 30
	2006	2005	2006	2005
Net Earned Premiums	$1,383.4	$1,460.2	$4,220.1	$4,345.5
Change in Unearned Premiums	42.3	22.5	83.5	74.1

Net Written Premiums	$1,425.7	$1,482.7	$4,303.6	$4,419.6

Underwriting Profit and Combined Ratios

Underwriting profit is our net earned premiums less our losses from claims, loss adjustment expenses and underwriting expenses on a pretax basis. We view underwriting profit as a critical measure to assess the underwriting effectiveness of our operations and to evaluate the results of our business units. Our investment portfolio is managed separately from our underwriting activities and, therefore, net investment income and net realized investment gains are discussed separately. The following table reconciles underwriting profit to Income before Income Taxes, the most directly comparable GAAP measure on our Consolidated Statements of Income. Combined ratios are a standard industry measure of underwriting performance and are calculated as losses and expenses expressed as a percentage of net earned premiums.

	Three Months Ended September 30		Nine Months Ended September 30
	2006	2005	2006	2005
Income before Income Taxes	$360.2	$136.1	$950.4	$708.4
Net Realized Investment Gains	(22.9)	(3.9)	(0.6)	(51.2)
Corporate Results before Income Taxes	12.6	13.6	42.2	37.6
Property & Casualty Net Investment Income	(121.0)	(115.3)	(355.7)	(341.6)
Gain on Sales of Real Estate	(122.6)	—	(155.4)	—
Contribution to Safeco Insurance Foundation	30.0	—	30.0	—
Restructuring and Asset Impairment Charges	20.7	1.5	22.7	2.5
Loss on Debt Repurchases	—	4.0	—	4.0

Underwriting Profit	$157.0	$36.0	$533.6	$359.7

Other Information in this Supplement

Frequency, severity and loss cost information is on a paid claims basis which may lag incurred.

Catastrophes are events resulting in losses greater than $500,000, involving multiple claims and policyholders.

Certain reclassifications have been made to the prior year to conform to the current-year presentation.

NM = Not Meaningful

Safeco Corporation - October 31, 2006 - Page SS-12

Safeco Corporation

Key Metrics

(In Millions Except Per Share Data)

	3RD QTR 2006	2ND QTR 2006	1ST QTR 2006	4TH QTR 2005	3RD QTR 2005	YTD 2006	YTD 2005	Change
Net Income	$255.7	$199.7	$208.2	$190.7	$101.1	$663.6	$500.4	33%

Net Income Per Share	2.20	1.68	1.69	1.53	0.80	5.56	3.91	42%

Net Income Return on Equity annualized	24.9%	20.1%	20.5%	18.8%	9.8%	21.1%	16.8%	4.3

Net Realized Investment Gains (Losses), after tax	$25.2	$(24.8)	$9.8	$6.4	$5.9	$10.2	$37.1	-73%

Operating Earnings, after tax	170.3	203.2	198.4	184.3	97.8	571.9	465.9	23%

Operating Earnings Per Share	1.46	1.71	1.61	1.48	0.77	4.79	3.64	32%

Operating Return on Equity (Pre-FAS 115) annualized	16.9%	20.6%	19.9%	18.7%	9.9%	18.7%	16.4%	2.3

Operating Return on Equity annualized	16.6%	20.5%	19.5%	18.1%	9.5%	18.2%	15.7%	2.5

Operating Revenues	$1,514.4	$1,540.4	$1,546.6	$1,585.1	$1,581.7	$4,601.4	$4,705.6	-2%
% Chg Prior Year Same Qtr	-4.3%	-2.3%	0.0%	2.1%	4.3%

Property & Casualty
Combined Ratio	88.7%	86.7%	86.9%	89.1%	97.5%	87.4%	91.7%	-4.3

Impact of Catastrophes	1.6%	4.3%	2.5%	3.8%	11.4%	2.8%	4.6%	-1.8

Net Written Premiums	$1,425.7	$1,459.8	$1,418.1	$1,382.5	$1,482.7	$4,303.6	$4,419.6	-3%
% Chg Prior Year Same Qtr	-3.8%	-2.8%	-1.2%	-0.8%	1.2%

Net Earned Premiums	$1,383.4	$1,414.8	$1,421.9	$1,459.9	$1,460.2	$4,220.1	$4,345.5	-3%
% Chg Prior Year Same Qtr	-5.3%	-2.9%	-0.5%	1.6%	4.2%

Book Value Per Share	$36.99	$33.91	$33.57	$33.38	$32.31	$36.99	$32.31	14%
% Chg Prior Year Same Qtr	14.5%	2.5%	7.1%	8.1%	10.0%

Book Value Per Share (Pre-FAS 115)	$35.83	$33.87	$33.22	$32.52	$31.32	$35.83	$31.32	14%
% Chg Prior Year Same Qtr	14.4%	7.8%	9.5%	11.5%	14.0%

Safeco Corporation - October 31, 2006 - Page SS-13

Safeco Corporation

Consolidated Statements of Income

(In Millions Except Per Share Data)

	Three Months Ended September 30		Nine Months Ended September 30
	2006	2005	2006	2005
	(Unaudited)		(Unaudited)
REVENUES
Net Earned Premiums	$1,383.4	$1,460.2	$4,220.1	$4,345.5
Net Investment Income	130.9	121.4	381.1	359.9
Net Realized Investment Gains	22.9	3.9	0.6	51.2
Gain on Sales of Real Estate	122.6	—	155.4	—
Other Revenues	0.1	0.1	0.2	0.2

Total Revenues	1,659.9	1,585.6	4,757.4	4,756.8

EXPENSES
Losses and Loss Adjustment Expenses	824.2	1,012.1	2,465.0	2,760.3
Amortization of Deferred Policy Acquisition Costs	235.2	244.5	698.7	727.7
Other Underwriting and Operating Expenses	166.7	164.7	522.0	487.8
Interest Expense	22.9	22.7	68.6	66.1
Contribution to Safeco Insurance Foundation	30.0	—	30.0	—
Restructuring and Asset Impairment Charges	20.7	1.5	22.7	2.5
Loss on Debt Repurchases	—	4.0	—	4.0

Total Expenses	1,299.7	1,449.5	3,807.0	4,048.4

Income before Income Taxes	360.2	136.1	950.4	708.4

Provision (Benefit) for Income Taxes on:
Income before Net Realized Investment Gains	106.8	37.0	296.4	193.9
Net Realized Investment Gains	(2.3)	(2.0)	(9.6)	14.1

Total Provision for Income Taxes	104.5	35.0	286.8	208.0

Net Income	$255.7	$101.1	$663.6	$500.4

INCOME PER SHARE OF COMMON STOCK
Net Income Per Share of Common Stock - Diluted	$2.20	$0.80	$5.56	$3.91

Net Income Per Share of Common Stock - Basic	$2.21	$0.81	$5.59	$3.95

Dividends Declared per Share	$0.30	$0.25	$0.85	$0.72

Average Number of Shares Common Outstanding During the Period:
Diluted	116.3	126.6	119.4	127.9
Basic	115.9	125.5	118.8	126.7

Safeco Corporation - October 31, 2006 - Page SS-14

Safeco Corporation

Consolidated Balance Sheets

(In Millions)

	September 30 2006	December 31 2005
	(Unaudited)
ASSETS
Investments
Available-for-Sale Securities:
Fixed Maturities, at Fair Value (Cost or amortized cost: $9,007.2; $9,199.1)	$9,213.3	$9,361.9
Marketable Equity Securities, at Fair Value (Cost: $990.7; $737.7)	1,419.9	1,123.5
Other Invested Assets	11.2	10.7

Total Investments*	10,644.4	10,496.1
Cash and Cash Equivalents	624.5	556.3
Accrued Investment Income	118.0	131.4
Premiums and Service Fees Receivable	1,115.1	1,084.7
Deferred Policy Acquisition Costs	391.0	376.4
Reinsurance Recoverables	423.4	447.0
Property and Equipment for Company Use (At cost less accumulated depreciation: $268.6; $307.6)	126.3	323.1
Real Estate Held-for-Sale (At cost less accumulated depreciation: $3.3; $41.8)	3.6	35.1
Current Income Taxes Recoverable	73.5	51.7
Net Deferred Income Tax Assets	195.6	280.4
Other Assets	168.6	130.2
Securities Lending Collateral	741.1	974.6

Total Assets	$14,625.1	$14,887.0

LIABILITIES AND SHAREHOLDERS’ EQUITY
Loss and Loss Adjustment Expense Reserves	$5,209.9	$5,358.2
Unearned Premiums	2,224.7	2,139.8
Debt **	1,274.7	1,307.0
Other Liabilities	904.8	982.8
Securities Lending Payable	741.1	974.6

Total Liabilities	10,355.2	10,762.4

Commitments and Contingencies	—	—

Preferred Stock, No Par Value Shares Authorized: 10.0 Shares Issued and Outstanding: None	—	—
Common Stock, No Par Value Shares Authorized: 300.0 Shares Reserved for Stock Awards: 5.0; 7.5 Shares Issued and Outstanding: 115.4; 123.6	—	434.8
Retained Earnings	3,856.8	3,333.0
Accumulated Other Comprehensive Income, Net of Taxes	413.1	356.8

Total Shareholders’ Equity	4,269.9	4,124.6

Total Liabilities and Shareholders’ Equity	$14,625.1	$14,887.0

*	See Investment Portfolio (SS-16) for more detail.
**	See Capitalization (SS-17) for more detail.

Safeco Corporation - October 31, 2006 - Page SS-15

Safeco Corporation

Income Summary

(In Millions)

	Three Months Ended September 30		Nine Months Ended September 30
	2006	2005	2006	2005
	(Unaudited)		(Unaudited)
Income Before Income Taxes
Property & Casualty
Underwriting Profit	$157.0	$36.0	$533.6	$359.7
Net Investment Income	121.0	115.3	355.7	341.6
Restructuring and Asset Impairment Charges	(20.7)	(1.5)	(22.7)	(2.5)

Total Property & Casualty	257.3	149.8	866.6	698.8
Corporate	(12.6)	(13.6)	(42.2)	(37.6)

Total	244.7	136.2	824.4	661.2
Gain on Sales of Real Estate	122.6	—	155.4	—
Contribution to Safeco Insurance Foundation	(30.0)	—	(30.0)	—
Net Realized Investment Gains	22.9	3.9	0.6	51.2
Loss on Debt Repurchases	—	(4.0)	—	(4.0)

Total Income Before Income Taxes	$360.2	$136.1	$950.4	$708.4

Total Provision for Income Taxes	$104.5	$35.0	$286.8	$208.0

After-Tax Income
Property & Casualty
Underwriting Profit	$98.8	$21.9	$340.0	$238.6
Net Investment Income	93.1	85.0	271.5	251.4
Restructuring and Asset Impairment Charges	(13.5)	(0.9)	(14.8)	(1.6)

Total Property & Casualty	178.4	106.0	596.7	488.4
Corporate	(8.1)	(8.2)	(24.8)	(22.5)

Total	170.3	97.8	571.9	465.9
Gain on Sales of Real Estate	79.7	—	101.0	—
Contribution to Safeco Insurance Foundation	(19.5)	—	(19.5)	—
Net Realized Investment Gains	25.2	5.9	10.2	37.1
Loss on Debt Repurchases	—	(2.6)	—	(2.6)

Net Income	$255.7	$101.1	$663.6	$500.4

Impact of Contribution to Safeco Insurance Foundation
Contribution to Safeco Insurance Foundation	$(30.0)	$—	$(30.0)	$—
Net Realized Investment Gains	29.2	—	29.2	—

Total Income Before Income Taxes	(0.8)		(0.8)
Benefit for Income Taxes	10.5	—	10.5	—

Net Income	$9.7	$—	$9.7	$—

Safeco Corporation - October 31, 2006 - Page SS-16

Safeco Property & Casualty

Underwriting Profit (Loss) and Combined Ratios

(In Millions except ratios)

Net U/W Profit (Loss)	3RD QTR 2006	2ND QTR 2006	1ST QTR 2006	4TH QTR 2005	3RD QTR 2005	YTD 2006	YTD 2005
Safeco Personal Insurance
Auto	$80.1	$62.0	$53.5	$18.6	$51.3	$195.6	$121.0
Property	53.1	32.3	46.2	52.5	17.2	131.6	145.7
Specialty	2.9	7.3	11.2	(0.8)	(8.1)	21.4	7.7

Total SPI	136.1	101.6	110.9	70.3	60.4	348.6	274.4

Safeco Business Insurance
SBI Regular	28.7	58.9	38.1	47.9	0.9	125.7	96.8
SBI Special Accounts Facility	4.7	25.9	17.6	36.0	(20.4)	48.2	(3.4)

Total SBI	33.4	84.8	55.7	83.9	(19.5)	173.9	93.4

Surety	19.4	22.0	24.3	18.6	13.7	65.7	36.4
P&C Other*	(31.9)	(19.1)	(3.6)	(13.3)	(18.6)	(54.6)	(44.5)

Total Property & Casualty	$157.0	$189.3	$187.3	$159.5	$36.0	$533.6	$359.7

Net Combined Ratios (GAAP)

Safeco Personal Insurance
Auto	88.2%	90.9%	92.2%	97.3%	92.8%	90.4%	94.3%
Property	76.8	85.8	79.3	77.3	92.4	80.6	78.6
Specialty	89.1	72.1	54.6	103.5	132.0	72.5	89.3

Total SPI	85.4	89.2	88.1	92.7	93.8	87.6	90.4

Safeco Business Insurance
SBI Regular	90.8	81.0	87.7	85.0	99.7	86.5	89.9
SBI Special Accounts Facility	92.8	73.0	83.6	67.8	119.4	82.1	101.1

Total SBI	91.1	79.1	86.6	80.5	104.6	85.5	92.7

Surety	74.2	68.8	66.2	73.8	79.5	69.8	80.8
P&C Other*	NM	NM	NM	NM	NM	NM	NM

Total Property & Casualty	88.7%	86.7%	86.9%	89.1%	97.5%	87.4%	91.7%

*	P&C Other includes results for large commercial business accounts and commercial specialty programs in runoff and other product lines that we have exited.

Safeco Corporation - October 31, 2006 - Page SS-17

Safeco Property & Casualty

Net Written Premiums

(In Millions)

Net Written Premiums	3RD QTR 2006	2ND QTR 2006	1ST QTR 2006	4TH QTR 2005	3RD QTR 2005	YTD 2006	YTD 2005
Safeco Personal Insurance
Auto	$675.7	$662.4	$698.9	$673.3	$719.5	$2,037.0	$2,146.7
Property	258.6	248.3	192.5	220.8	244.7	699.4	687.4
Specialty	29.7	33.6	23.9	21.3	27.3	87.2	80.0

Total SPI	964.0	944.3	915.3	915.4	991.5	2,823.6	2,914.1

Safeco Business Insurance
SBI Regular	308.5	337.9	314.4	289.0	309.2	960.8	974.0
SBI Special Accounts Facility	68.3	92.4	110.2	110.0	106.9	270.9	313.7

Total SBI	376.8	430.3	424.6	399.0	416.1	1,231.7	1,287.7

Surety	85.0	84.5	78.2	68.0	75.2	247.7	210.4
P&C Other	(0.1)	0.7	—	0.1	(0.1)	0.6	7.4

Total Property & Casualty	$1,425.7	$1,459.8	$1,418.1	$1,382.5	$1,482.7	$4,303.6	$4,419.6

Net Written Premiums (Percent Change)	Percent Change Over Prior Year Same Quarter					Percent Change YTD
Safeco Personal Insurance
Auto	-6.1%	-5.6%	-3.7%	-1.4%	2.2%	-5.1%	6.1%
Property	5.7	1.1	-2.4	0.7	-1.7	1.7	-1.7
Specialty	8.8	11.3	6.2	7.6	9.2	9.0	8.7

Total SPI	-2.8	-3.4	-3.2	-0.7	1.4	-3.1	4.3

Safeco Business Insurance
SBI Regular	-0.2	-0.8	-3.0	-5.1	0.5	-1.4	2.1
SBI Special Accounts Facility *	-36.1	-8.8	4.5	3.2	-7.4	-13.6	-8.0

Total SBI	-9.4	-2.6	-1.2	-2.9	-1.7	-4.3	-0.6

Surety	13.0	11.9	31.0	16.6	17.3	17.7	21.5
P&C Other	NM	NM	NM	NM	NM	NM	NM

Total Property & Casualty *	-3.8%	-2.8%	-1.2%	-0.8%	1.2%	-2.6%	3.5%

Certain reclassifications have been made to the prior periods to conform to the current-period presentation.

*	Excluding the impact of SFIS from all four periods, the percent change (over prior year) for 3rd quarter 2006 net written premiums was -7.6% for Special Accounts Facility and -1.6% for Total Property & Casualty and for 2nd quarter 2006 net written premiums was -2.9% for Special Accounts Facility and -2.4% for Total Property & Casualty

Safeco Corporation - October 31, 2006 - Page SS-18

Safeco Property & Casualty

Net Earned Premiums

(In Millions)

Net Earned Premiums	3RD QTR 2006	2ND QTR 2006	1ST QTR 2006	4TH QTR 2005	3RD QTR 2005	YTD 2006	YTD 2005
Safeco Personal Insurance
Auto	$676.0	$684.0	$686.0	$701.3	$715.0	$2,046.0	$2,119.1
Property	228.5	226.8	222.9	231.3	226.5	678.2	682.0
Specialty	27.2	25.9	24.8	25.6	25.3	77.9	72.5

Total SPI	931.7	936.7	933.7	958.2	966.8	2,802.1	2,873.6

Safeco Business Insurance
SBI Regular	310.2	310.4	309.1	318.0	321.3	929.7	954.2
SBI Special Accounts Facility	66.2	95.9	107.4	111.8	105.2	269.5	320.1

Total SBI	376.4	406.3	416.5	429.8	426.5	1,199.2	1,274.3

Surety	75.4	70.6	71.8	71.1	67.0	217.8	189.8
P&C Other	(0.1)	1.2	(0.1)	0.8	(0.1)	1.0	7.8

Total Property & Casualty	$1,383.4	$1,414.8	$1,421.9	$1,459.9	$1,460.2	$4,220.1	$4,345.5

Net Earned Premiums (Percent Change)	Percent Change Over Prior Year Same Quarter					Percent Change YTD
Safeco Personal Insurance
Auto	-5.5%	-3.7%	-1.1%	1.0%	6.7%	-3.4%	9.6%
Property	0.9	-0.4	-2.2	-0.6	-2.4	-0.6	-0.8
Specialty	7.5	7.5	7.4	8.9	8.1	7.4	8.7

Total SPI	-3.6	-2.7	-1.2	0.8	4.4	-2.5	6.9

Safeco Business Insurance
SBI Regular	-3.5	-2.7	-1.5	0.7	4.7	-2.6	5.0
SBI Special Accounts Facility *	-37.1	-12.0	1.4	3.4	-4.8	-15.8	-4.5

Total SBI	-11.7	-5.1	-0.8	1.4	2.2	-5.9	2.4

Surety	12.5	11.4	20.9	26.3	24.8	14.8	29.4
P&C Other	NM	NM	NM	NM	NM	NM	NM

Total Property & Casualty *	-5.3%	-2.9%	-0.5%	1.6%	4.2%	-2.9%	6.2%

*	Excluding the impact of SFIS from all four periods, the percent change (over prior year) for 3rd quarter 2006 net earned premiums was -7.8% for Special Accounts Facility and -3.0% for Total Property & Casualty and for 2nd quarter 2006 net earned premiums was -7.9% for Special Accounts Facility and -2.4% for Total Property & Casualty

Safeco Corporation - October 31, 2006 - Page SS-19

Safeco Property & Casualty

Safeco Personal Insurance (SPI)

(In Millions)

	3RD QTR 2006	2ND QTR 2006	1ST QTR 2006	4TH QTR 2005	3RD QTR 2005	YTD 2006	YTD 2005
AUTO

Underwriting Profit	$80.1	$62.0	$53.5	$18.6	$51.3	$195.6	$121.0

Loss and LAE Ratio	65.2%	66.8%	69.3%	73.5%	70.5%	67.1%	71.6%
Expense Ratio	23.0	24.1	22.9	23.8	22.3	23.3	22.7

Combined Ratio	88.2%	90.9%	92.2%	97.3%	92.8%	90.4%	94.3%

Impact of Catastrophes	0.7%	1.9%	1.2%	0.7%	1.7%	1.2%	0.9%

Policies In Force (000’s)	1,748.3	1,773.9	1,799.5	1,813.4	1,826.4
% Chg Prior Year Same Qtr	-4.3%	-3.3%	-1.4%	0.6%	2.9%

Loss Trends (12 mos. Rolling)

Frequency and Severity information is in Form 10-Q

Retention - Voluntary Auto	79.3%	79.0%	79.1%	79.5%	79.7%

New Business Policies (000’s)	82.5	78.6	93.7	92.6	108.2
% Chg Prior Year Same Qtr	-23.8%	-31.3%	-27.4%	-28.9%	-27.2%

Net Written Premiums	$675.7	$662.4	$698.9	$673.3	$719.5
% Chg Prior Year Same Qtr	-6.1%	-5.6%	-3.7%	-1.4%	2.2%

Net Earned Premiums	$676.0	$684.0	$686.0	$701.3	$715.0
% Chg Prior Year Same Qtr	-5.5%	-3.7%	-1.1%	1.0%	6.7%

PROPERTY

Underwriting Profit	$53.1	$32.3	$46.2	$52.5	$17.2	$131.6	$145.7

Loss and LAE Ratio	47.8%	56.4%	51.2%	48.1%	63.9%	51.8%	50.8%
Expense Ratio	29.0	29.4	28.1	29.2	28.5	28.8	27.8

Combined Ratio	76.8%	85.8%	79.3%	77.3%	92.4%	80.6%	78.6%

Impact of Catastrophes	7.5%	16.9%	10.1%	8.3%	24.8%	11.5%	11.8%
Impact of Non-Cat Weather	4.7%	5.9%	5.1%	3.3%	4.8%	5.2%	4.9%

Policies In Force (000’s)	1,348.2 *	1,323.9 *	1,317.2 *	1,344.2	1,344.9
% Chg Prior Year Same Qtr	2.5%*	0.6%*	0.1%*	-0.5%	-1.6%

Retention - Homeowners	85.7%*	85.4%*	85.2%*	85.2%	84.9%

New Business Policies (000’s)	78.5	57.3	46.0	48.2	57.7
% Chg Prior Year Same Qtr	36.0%	3.1%	-1.1%	27.9%	36.4%

Net Written Premiums	$258.6	$248.3	$192.5	$220.8	$244.7
% Chg Prior Year Same Qtr	5.7%	1.1%	-2.4%	0.7%	-1.7%

Net Earned Premiums	$228.5	$226.8	$222.9	$231.3	$226.5
% Chg Prior Year Same Qtr	0.9%	-0.4%	-2.2%	-0.6%	-2.4%

SPECIALTY

Underwriting Profit (Loss)	$2.9	$7.3	$11.2	$(0.8)	$(8.1)	$21.4	$7.7

Loss and LAE Ratio	59.9%	40.4%	25.8%	74.3%	103.9%	42.6%	61.2%
Expense Ratio	29.2	31.7	28.8	29.2	28.1	29.9	28.1

Combined Ratio	89.1%	72.1%	54.6%	103.5%	132.0%	72.5%	89.3%

Impact of Catastrophes	-0.3%	-0.7%	-12.0%	20.7%	14.5%	-4.2%	5.2%

*	Excludes Florida where Safeco is non-renewing policies. Retention ratio including Florida for the third quarter of 2006 was 84.3% and for the second quarter of 2006 was 84.5% and for the first quarter of 2006 was 84.9%. PIF including Florida for the third quarter of 2006 was 1,355.8 and for the second quarter of 2006 was 1,338.3 and for the first quarter of 2006 was 1,340.0.

Safeco Corporation - October 31, 2006 - Page SS-20

Safeco Property & Casualty

Safeco Business Insurance (SBI)

(In Millions)

	3RD QTR 2006	2ND QTR 2006	1ST QTR 2006	4TH QTR 2005	3RD QTR 2005	YTD 2006	YTD 2005
SAFECO BUSINESS INSURANCE

Underwriting Profit (Loss)	$33.4	$84.8	$55.7	$83.9	$(19.5)	$173.9	$93.4

Loss and LAE Ratio	53.8%	42.2%	52.8%	45.5%	71.3%	49.6%	58.4%
Expense Ratio	37.3	36.9	33.8	35.0	33.3	35.9	34.3

Combined Ratio	91.1%	79.1%	86.6%	80.5%	104.6%	85.5%	92.7%

Impact of Catastrophes	0.3%	2.4%	2.0%	6.2%	21.9%	1.6%	7.6%

SBI REGULAR

Underwriting Profit	$28.7	$58.9	$38.1	$47.9	$0.9	$125.7	$96.8

Loss and LAE Ratio	55.5%	44.6%	55.3%	50.4%	67.1%	51.8%	56.5%
Expense Ratio	35.3	36.4	32.4	34.6	32.6	34.7	33.4

Combined Ratio	90.8%	81.0%	87.7%	85.0%	99.7%	86.5%	89.9%

Impact of Catastrophes	0.2%	3.2%	2.5%	0.7%	16.5%	2.0%	5.8%

Policies In Force (000’s)	506.4	506.4	505.6	507.9	510.1
% Chg Prior Year Same Qtr	-0.7%	-0.8%	-0.3%	-0.6%	-0.2%

Retention	78.6%	78.3%	79.2%	79.5%	80.2%

New Business Policies (000’s)	27.5	28.1	25.9	23.3	26.5
% Chg Prior Year Same Qtr	3.8%	-2.4%	-1.5%	-9.0%	-5.4%

Net Written Premiums	$308.5	$337.9	$314.4	$289.0	$309.2
% Chg Prior Year Same Qtr	-0.2%	-0.8%	-3.0%	-5.1%	0.5%

Net Earned Premiums	$310.2	$310.4	$309.1	$318.0	$321.3
% Chg Prior Year Same Qtr	-3.5%	-2.7%	-1.5%	0.7%	4.7%

SBI SPECIAL ACCOUNTS FACILITY

Underwriting Profit (Loss)	$4.7	$25.9	$17.6	$36.0	$(20.4)	$48.2	$(3.4)

Combined Ratio	92.8%	73.0%	83.6%	67.8%	119.4%	82.1%	101.1%

Impact of Catastrophes	0.4%	-0.2%	0.3%	21.7%	37.8%	0.1%	13.4%

Safeco Corporation - October 31, 2006 - Page SS-21

Safeco Property & Casualty

Surety, Other and Total

(In Millions Except Ratios)

	3RD QTR 2006	2ND QTR 2006	1ST QTR 2006	4TH QTR 2005	3RD QTR 2005	YTD 2006	YTD 2005
SURETY

Underwriting Profit	$19.4	$22.0	$24.3	$18.6	$13.7	$65.7	$36.4

Combined Ratio	74.2%	68.8%	66.2%	73.8%	79.5%	69.8%	80.8%

P&C OTHER *

Underwriting Loss	$(31.9)	$(19.1)	$(3.6)	$(13.3)	$(18.6)	$(54.6)	$(44.5)

TOTAL PROPERTY & CASUALTY

Underwriting Profit	$157.0	$189.3	$187.3	$159.5	$36.0	$533.6	$359.7

Loss and LAE Ratio	59.6%	56.9%	59.0%	59.9%	69.3%	58.5%	63.5%
Expense Ratio	29.1	29.8	27.9	29.2	28.2	28.9	28.2

Combined Ratio (CR)	88.7%	86.7%	86.9%	89.1%	97.5%	87.4%	91.7%

Impact of Catastrophes	1.6	4.3	2.5	3.8	11.4	2.8	4.6

CR excluding Catastrophes	87.1%	82.4%	84.4%	85.3%	86.1%	84.6%	87.1%

	3RD QTR 2006	2ND QTR 2006	1ST QTR 2006	4TH QTR 2005	3RD QTR 2005	YTD 2006	YTD 2005
Catastrophes

SPI - Auto	$4.5	$12.7	$8.3	$4.9	$12.9	$25.5	$19.4
SPI - Property	17.2	38.3	22.6	17.4	61.3	78.1	86.5
SPI - Specialty	(0.2)	(0.1)	(3.0)	5.2	3.8	(3.3)	4.1
Safeco Business Insurance	1.0	9.8	8.1	23.9	100.1	18.9	106.0

Total	$22.5	$60.7	$36.0	$51.4	$178.1	$119.2	$216.0

*	P&C Other includes results for large commercial business accounts and commercial specialty programs in runoff and other product lines that we have exited.

Safeco Corporation - October 31, 2006 - Page SS-22

Safeco Property & Casualty

Favorable (Unfavorable) Prior-Year Reserve Development

($ millions)

	3RD QTR 2006	2ND QTR 2006	1ST QTR 2006	4TH QTR 2005	3RD QTR 2005	YTD 2006	YTD 2005
Prior-Year Reserve Development

Safeco Personal Insurance
Auto	$22.6	$25.6	$20.8	$5.8	$24.7	$69.0	$28.8
Property	12.8	(3.7)	4.7	12.1	5.4	13.8	(1.4)
Specialty	1.3	3.7	4.6	(0.4)	—	9.6	2.8

	36.7	25.6	30.1	17.5	30.1	92.4	30.2

Safeco Business Insurance
SBI Regular	3.0	20.2	(1.5)	20.5	2.6	21.7	15.2
SBI Special Accounts Facility	14.7	17.8	9.5	42.7	(0.3)	42.0	(7.1)

	17.7	38.0	8.0	63.2	2.3	63.7	8.1

Surety	(2.6)	(1.6)	(1.8)	(11.3)	(10.7)	(6.0)	(19.6)
P&C Other	(31.1)	(16.4)	(3.4)	(13.5)	(6.8)	(50.9)	(29.8)

Total Property & Casualty	$20.7	$45.6	$32.9	$55.9	$14.9	$99.2	$(11.1)

Safeco Corporation - October 31, 2006 - Page SS-23

Safeco Corporation

Productivity Measures

Metrics *	3RD QTR 2006	2ND QTR 2006	1ST QTR 2006	4TH QTR 2005	3RD QTR 2005
PIF / FTE	526	498	485	484	488
Expense / PIF **	$260	$257	$253	$247	$241

*	Excluding impact of SFIS, our lender placed property insurance business, which we sold on April 30, 2006.
**	Expense represents annual (12 month trailing) G&A expense and paid UAE (loss handling expenses). It excludes commissions, legal defense costs, premium taxes and other expenses.

Safeco Property & Casualty

Statutory Information

(In Millions Except Ratios)

	Three Months Ended September 30		Nine Months Ended September 30
Loss and Loss Adjustment Expense (LAE) Reserves	2006	2005	2006	2005
Loss and LAE Reserves, Beginning of Period	$4,777.0	$4,837.9	$4,909.9	$4,819.2
Net Losses and LAE Incurred	835.6	1,066.0	2,467.7	2,814.1
Net Losses and LAE Paid	(842.8)	(921.7)	(2,607.8)	(2,651.1)

Loss and LAE Reserves, End of Period	$4,769.8	$4,982.2	$4,769.8	$4,982.2

P&C Balance Sheet	3RD QTR 2006		2ND QTR 2006	1ST QTR 2006	4TH QTR 2005	3RD QTR 2005
Total Capital and Surplus	$3,933.8	*	$3,790.7	$3,789.9	$3,691.9	$3,619.6
Ratio of Net Written Premiums (Annualized) to Total Capital and Surplus	1.46	*	1.52	1.50	1.57	1.63

*	Estimated

Safeco Corporation - October 31, 2006 - Page SS-24

Safeco Corporation

Investment Portfolio

(In Millions)

Investment Portfolio (Market Value)		9/30/2006%		12/31/2005%
Fixed Maturities - Taxable		$5,335.0	50.1	$6,352.8	60.5
Fixed Maturities - Nontaxable		3,878.3	36.4	3,009.1	28.7
Marketable Equity Securities		1,419.9	13.4	1,123.5	10.7

Total Fixed Maturities & Marketable Equity Securities		10,633.2	99.9	10,485.4	99.9
Other Invested Assets		11.2	0.1	10.7	0.1

Total Investment Portfolio		$10,644.4	100.0	$10,496.1	100.0

Rating (Market Value) - Fixed Maturities				9/30/2006	12/31/2005
AAA				51.2%	46.6%
AA				13.3	12.6
A				22.6	26.0
BBB				11.5	12.8

Total Investment Grade				98.6	98.0

BB or lower				0.7	1.1
Not Rated				0.7	0.9

Total Below Investment Grade				1.4	2.0

Total				100.0%	100.0%

Average Rating				A+	A+

	9/30/2006	6/30/2006	3/31/2006	12/31/2005	9/30/2005
P&C Pretax Investment Income	$121.0	$117.8	$116.9	$119.0	$115.3
Tax Rate on P&C Investment Income	23.09%	23.60%	24.36%	25.54%	26.30%
Pretax Investment Income	$130.9	$125.5	$124.7	$125.2	$121.4
Tax Rate on Investment Income	23.87%	24.18%	24.91%	25.94%	26.71%

Fixed Maturities at Cost	$9,007.2	$9,011.9	$9,137.5	$9,199.1	$9,188.0
Fixed Maturities at Market	9,213.3	9,018.9	9,202.7	9,361.9	9,377.5
Marketable Equity Securities at Cost	990.7	862.3	800.3	737.7	731.5
Marketable Equity Securities at Market	1,419.9	1,238.9	1,194.4	1,123.5	1,126.7

Total Cost	$10,009.1	$9,885.6	$9,949.3	$9,947.5	$9,929.1
Total Market	$10,644.4	$10,269.2	$10,408.6	$10,496.1	$10,513.8
% Fixed Maturities - Taxable (at market)	50.1%	53.2%	56.7%	60.5%	64.0%
% Fixed Maturities - Nontaxable (at market)	36.4%	34.7%	31.7%	28.7%	25.2%
% Marketable Equity Securities (at market)	13.4%	12.0%	11.5%	10.7%	10.7%
% Other	0.1%	0.1%	0.1%	0.1%	0.1%

P&C Market YTM on Fixed Maturities Portfolio	4.93%	5.36%	5.14%	4.85%	4.71%
P&C Book YTM on Fixed Maturities Portfolio	5.21%	5.13%	5.05%	5.02%	4.96%
P&C Duration of Fixed Maturities Portfolio	4.46 *	4.63 *	4.94	4.75	4.64

*	Beginning in the second quarter of 2006, we have refined our effective duration calculation to represent our current fixed maturities portfolio, reflecting municipal bond yield volatility that is less than that of taxable bonds. The duration under the prior calculation was 5.20 at September 30, 2006 and 5.30 at June 30, 2006.

Net Realized Investment Gains (Losses) (After Tax)	Three Months Ended September 30		Nine Months Ended September 30
	2006	2005	2006	2005
Gains on Securities Transactions	$33.5	$10.9	$54.2	$43.5
Impairments	(9.0)	(3.6)	(41.0)	(5.1)
Other	0.7	(1.4)	(3.0)	(1.3)

Net Realized Investment Gains	$25.2	$5.9	$10.2	$37.1

Safeco Corporation - October 31, 2006 - Page SS-25

Safeco Corporation

Capitalization

(In Millions)

	9/30/2006	12/31/2005	12/31/2004
Short-Term Debt
$300 million back up line of credit (unused)	$—	$—	$—
6.875%, due 7/15/07 (non callable)	200.0	—	—

Long-Term Debt
6.875%, due 7/15/07 (non callable)	—	200.0	200.0
4.20%, due 2/1/08 (non callable)	200.0	200.0	200.0
4.875%, due 2/1/10 (non callable)	300.0	300.0	300.0
7.25%, due 9/1/12 (non callable) *	204.1	204.1	230.0
8.072% debentures due 2037 ** (Callable by Safeco at 104 in 2007)	370.6	402.9	402.9

Total Debt	$1,274.7	$1,307.0	$1,332.9

Equity	$4,269.9	$4,124.6	$3,920.9

Total Capital (Debt + Equity)	$5,544.6	$5,431.6	$5,253.8

Debt to Capital	23.0%	24.1%	25.4%
Adjusted Debt*** to Capital	21.7%	22.6%	23.8%
Debt to Equity	29.9%	31.7%	34.0%

Debt to Capital (excluding FAS 115)	23.6%	24.5%	26.5%
Adjusted Debt*** to Capital (excluding FAS 115)	22.2%	23.0%	24.9%
Debt to Equity (excluding FAS 115)	30.8%	32.5%	36.0%

*	Reflects the repurchase of $25.9 of debt in August 2005.
**	Reflects the repurchase of $15.0 of debt in February 2006 and $17.3 of debt in May 2006.
***	20% equity credit for 8.072% debentures due 2037

Safeco Corporation - October 31, 2006 - Page SS-26